EXHIBIT 10.2

February 10, 2023

Driveitaway Holdings, Inc.

3401 Market Street, Suite 200/201

Philadelphia, PA 19104

Attn: John Possumato

VIA ELECTRONIC EMAIL

Dear John:

Reference is made to that certain (i) Securities Purchase Agreement, dated February 24, 2022, as amended October 31, 2022 (the “SPA”), by and between Driveitaway Holdings, Inc. (f/k/a Creative Learning Corporation), a Delaware corporation (the “Company”), and AJB Capital Investments, LLC, a Delaware limited liability company (the “Buyer”), (ii) 10% Promissory Note of the Company issued in favor of the Buyer, dated February 24, 2022, in the original principal amount of US$750,000.00 (the “Note”), and (iii) Warrant for the acquisition of 1,000,000 shares of Common Stock of the Company issued in favor of the Buyer, dated February 24, 2022 (the “Warrant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPA, Note or Warrant, as applicable.

The Buyer desires to provide additional liquidity to the Company in the amount of $85,000 (the “Additional Principal Amount”) and to extend the Maturity Date to May 24, 2022, in exchange for which the Buyer will receive 1,000,000 additional Warrant Shares and the Exercise Price of all Warrant Shares will be set at $0.05.

In recognition thereof, the Buyer and has consented to (i) amend the Note in the form attached hereto as Exhibit A (the “Note Amendment”), pursuant to which the (a) principal amount of the Note will be increased by $85,000 and such amount shall be disbursed by the Buyer for the benefit of the Company as provided in the Note Amendment, and (b) the Maturity Date will be extended to May 24, 2023; (ii) amend the SPA in the form attached hereto as Exhibit B (the “SPA Amendment”) reflecting certain additional amendments in contemplation of the Note Amendment and the A&R Warrant (defined below); and (iii) amend and restate the Warrant in the form attached hereto as Exhibit C (the “A&R Warrant”) pursuant to which the number of shares issuable under the Warrant will be increased to 2,000,000 and the Exercise Price redefined to be $0.05, along with certain other revisions to the Warrant. All other terms, conditions, and provisions of the Note, the SPA, and the Warrant shall remain in full force and effect except as expressly provided in the Note Amendment, the SPA Amendment, and the A&R Warrant, respectively.

Further, the Company agrees that the Buyer will (i) withhold an aggregate of $3,500 from the Additional Principal Amount to reimburse the Buyer’s legal and due diligence expenses, and (ii) disburse the remainder of the Additional Principal Amount directly to certain service providers of the Buyer pursuant to the Buyer’s instructions and as provided in the Note Amendment and the SPA Amendment, rather than directly to the Buyer.

Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer hereby consents to the Note Amendment, the SPA Amendment, and the A&R Warrant.

Signatures Follow

Sincerely,

 AJB Capital Investments LLC

By:	/s/ Ari Blaine
Name:	Ari Blaine
Its:	Partner

Acknowledged and Agreed:

Driveitaway Holdings, Inc.

By:	/s/ John Possumato
Name:	John Possumato
Title:	Chief Executive Officer

EXHIBIT A

Note Amendment

See Attached

EXHIBIT B

SPA Amendment

See Attached

EXHIBIT C

A&R Warrant

See Attached